Exhibit 99.1

FOR IMMEDIATE RELEASE	AUGUST 4, 2008
SYKES ENTERPRISES, INCORPORATED REPORTS
SECOND-QUARTER 2008 FINANCIAL RESULTS

Consolidated revenues increase 23.4% comparably,
boosting operating margins to 8.0%; Raising 2008 business outlook
TAMPA, FL — August 4, 2008 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the second-quarter of 2008, the highlights of which are as follows:

	Second Quarter	Second Quarter
(In millions, except per share data)	2008	2007
Revenues	$207.6	$168.3
Income from Operations	$16.6	$7.5
Net Income	$17.7	$6.3

EPS	$0.43	$0.16
•	Second quarter 2008 comparable revenue growth rate of 23.4% was split between existing and new client relationships at roughly 60% and 40%, respectively
•	Second quarter 2008 comparable revenue growth remained broad based, with top-40 clients, which represented over three-quarters of total revenues, up 32.4%, reflecting continued strong demand and operational execution
•	Cash flow from operations for the second quarter was up 69% to $29.9 million from $17.7 million on a comparable basis, with cash and cash equivalents of $208.4 million and no outstanding debt as of June 30, 2008
Americas
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), increased 21.5% to $137.5 million, or 66.2% of total revenues, for the second quarter of 2008. Revenues for the comparable prior-year period totaled $113.3 million, or 67.3% of total revenues. The comparable revenue increase reflects sustained growth in customer care demand from existing and new client programs, most notably within the technology, financial services and transportation verticals. Approximately 61% of the Americas’ second quarter 2008 revenues was generated from services provided offshore compared to approximately 60% in the prior year quarter, reflecting continued growth in customer care demand offshore.

The Americas income from operations for the second quarter of 2008 was up 42.3% to $22.1 million, with the operating margin at 16.1% versus 13.7% in the comparable quarter last year. The 240 basis points comparable increase in Americas operating margins was largely due to strong revenue growth and the corresponding expense leverage resulting in lower salaries, facilities costs, depreciation and Canadian roadside assistance tow claims as a percent of Americas revenues. The Americas operating margin was further aided by the successful re-pricing or replacing of certain sub-profitable client programs, which is part of an on-going and often-discussed effort by the Company to enhance operating margins.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 27.3% to $70.1 million, representing 33.8% of SYKES’ total revenues for the second quarter of 2008 compared to $55.0 million, or 32.7%, in the prior year’s second quarter. The $15.1 million comparable revenue increase was split between growth in customer care demand of $8.0 million and the contribution from a stronger Euro of $7.1 million. The growth in customer care demand was driven by programs with existing and new clients within the technology, communications, financial services and transportation verticals.
The EMEA income from operations for the second quarter of 2008 was up 88.1% to $4.1 million, with the operating margin at 5.8% versus 3.9% in the comparable quarter last year. The 190 basis points comparable increase in the EMEA operating margin was due to a combination of strong revenue growth and the corresponding expense leverage resulting in lower bad debts and facilities costs as a percent of EMEA revenues.
Corporate G&A Expenses
Corporate costs declined 6.2% to $9.6 million, or 4.6% of revenues, in the second quarter of 2008, compared to $10.2 million, or 6.1% of revenues, in the comparable quarter last year. The 150 basis points reduction in corporate general and administrative expenses was due largely to lower compensation costs related principally to our stock based compensation plan and lower professional fees.
Other Income and Taxes
Other income for the second quarter of 2008 totaled approximately $4.9 million compared to other income of $0.7 million for the same period in the prior year. The $4.2 million comparable increase in other income was primarily attributable to an increase in realized and unrealized foreign currency transactions gains. These gains resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries.
The Company’s second quarter effective tax rate was 17.3% versus 22.0% in the same period last year and 25% provided in the Company’s second quarter 2008 business outlook. The lower rate was due principally to a shift in the geographic mix of earnings to lower tax rate jurisdictions.
Liquidity and Capital Resources
Approximately $194.4 million, or 93%, of the Company’s June 30 cash balance of $208.4 million was held in international operations and would be subject to additional taxes if repatriated back to the U.S. At June 30, 2008, the Company also had $50 million of capacity available under its credit facility. Cash flow from operations increased $12.2 million to $29.9 million in second quarter 2008 due largely to increases in net income and non-cash reconciliation items such as depreciation.
Business Outlook
The Company’s third-quarter and full-year 2008 business outlook reflects a demand environment for its value proposition that thus far remains largely unchanged from the first half of the year. The Company continues to experience a healthy conversion of its new sales pipeline with new clients.

Similarly, the Company continues to see expansion of existing and new programs with current clients. Although a handful of subscale programs — notably within the retail, appliance and handset lines of business — in the Company’s embedded base of clients have been down a fraction due to either client-specific challenges or macro-economic unease. That downtick, however, has been partially offset by demand from new and existing programs with both current and new clients.
Client demand continues to be driven across various segments of the customer contact management industry. This includes clients within the business-to-consumer and business-to-business segments of the customer contact management industry that span the Americas and EMEA regions, as well as various verticals within those segments and regions, including technology, communications and financial services. Accordingly, the Company plans to add approximately 1,300 seats in the third quarter of 2008, 400 of which are seat additions originally anticipated in the second quarter of 2008 that are now expected to be deployed in the third quarter. These seat additions are slated for the U.S. and countries in Latin America. Therefore, the third quarter and, to a lesser extent, the fourth quarter are expected to be disproportionately impacted by advertising, recruiting and training expenses associated with these ramps. Also in the third quarter, the Company expects to implement planned wage increases in certain offshore geographies. Finally, third quarter business outlook further reflects the impact of summer seasonality on demand related to European holidays in the EMEA region.
Separately, the Company now expects a lower-than-projected tax rate for the third-quarter and full-year 2008 due to a combination of lower-than-expected taxable gains from hedging the Philippines Peso, which has weakened significantly versus the U.S. dollar, and the continued shift in the geographic mix of earnings to lower tax rate jurisdictions.
Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2008:
•	Revenues in the range of $205 million to $208 million

•	Tax rate of approximately 17% to 18%

•	EPS in the range of $0.26 to $0.29 per diluted share

•	Capital expenditures in the range of $12 million to $16 million
For the twelve months ended December 31, 2008, the Company anticipates the following financial results:
•	Revenues in the range of $825 million to $830 million

•	Tax rate of approximately 17% to 18%

•	EPS in the range of $1.39 to $1.44 per diluted share

•	Capital expenditures in the range of $30 million to $35 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, August 5, 2008 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/releases.cfm.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating and reporting segments: the Americas (United States, Canada, Latin America and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) political and country-specific risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in global business conditions and the global economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients, (xxiv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxv) the impact of economic recessions in the U.S. and other parts of the world, and (xxvi) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2008	2007

Revenues	$207,629	$168,284
Direct salaries and related costs	(133,708)	(110,464)
General and administrative	(57,355)	(50,351)

Income from operations	16,566	7,469
Other income, net	4,866	652

Income before provision for income taxes	21,432	8,121
Provision for income taxes	(3,703)	(1,784)

Net income	$17,729	$6,337

Net income per basic share	$0.44	$0.16
Shares outstanding, basic	40,599	40,359

Net income per diluted share	$0.43	$0.16
Shares outstanding, diluted	40,953	40,652

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2008	2007

Revenues	$411,350	$336,285
Direct salaries and related costs	(264,688)	(216,335)
General and administrative	(113,779)	(98,906)

Income from operations	32,883	21,044
Other income	7,117	1,529

Income before provision for income taxes	40,000	22,573
Provision for income taxes	(6,561)	(4,437)

Net income	$33,439	$18,136

Net income per basic share	$0.82	$0.45
Shares outstanding, basic	40,545	40,331

Net income per diluted share	$0.82	$0.45
Shares outstanding, diluted	40,860	40,585

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2008	2007

Revenues:
Americas	$137,539	$113,242
EMEA	70,090	55,042

Total	$207,629	$168,284

Operating Income:
Americas	$22,081	$15,518
EMEA	4,063	2,160
Corporate G&A expenses	(9,578)	(10,209)

Income from operations	16,566	7,469

Other income, net	4,866	652
Provision for income taxes	(3,703)	(1,784)

Net income	$17,729	$6,337

	Six Months Ended
	June 30,	June 30,
	2008	2007

Revenues:
Americas	$274,896	$227,205
EMEA	136,454	109,080

Total	$411,350	$336,285

Operating Income:
Americas	$43,943	$35,571
EMEA	8,683	5,060
Corporate G&A expenses	(19,743)	(19,587)

Income from operations	32,883	21,044

Other income	7,117	1,529
Provision for income taxes	(6,561)	(4,437)

Net income	$33,439	$18,136

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)
Assets:
Current assets	$402,095	$371,732
Property and equipment, net	78,544	78,574
Other noncurrent assets	56,972	55,169

Total assets	$537,611	$505,475

Liabilities & Shareholders’ Equity:
Current liabilities	$124,329	$118,379
Noncurrent liabilities	26,001	21,775
Shareholders’ equity	387,281	365,321

Total liabilities and shareholders’ equity	$537,611	$505,475

Sykes Enterprises, Incorporated
Supplementary Data

	Q2 2008	Q2 2007
Geographic Mix (% of Total Revenues):
Americas (1)	66.2%	67.3%
Europe, Middle East & Africa (EMEA)	33.8%	32.7%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2008	Q2 2007
Vertical Industry Mix (% of Total Revenues):
Technology / Consumer	34%	32%
Communications	28%	34%
Financial Services	14%	13%
Transportation & Leisure	10%	7%
Healthcare	6%	7%
Other	8%	7%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2008	2007

Cash Flow From Operating Activities:
Net income	$17,729	$6,337
Depreciation and amortization	7,177	6,053
Changes in assets and liabilities and other	5,011	5,271

Net cash provided by operating activities	$29,917	$17,661

Capital expenditures	$8,185	$7,773
Cash interest paid	$153	$12
Cash taxes paid	$5,913	$4,313

	Six Months Ended
	June 30,	June 30,
	2008	2007

Cash Flow From Operating Activities:
Net income	$33,439	$18,136
Depreciation and amortization	14,196	12,033
Changes in assets and liabilities and other	(16,682)	(7,576)

Net cash provided by operating activities	$30,953	$22,593

Capital expenditures	$16,248	$14,137
Cash interest paid	$220	$79
Cash taxes paid	$9,974	$6,585